Exhibit 10.46.8


                   AMENDED AND RESTATED FORBEARANCE AGREEMENT

          This AMENDED AND RESTATED FORBEARANCE AGREEMENT (the "Forbearance Agreement"), dated as of October 9, 2002, is by and among Conseco Finance Corp. (the "Company"), Green Tree Finance Corp. - Five ("GTFC"), Green Tree Residual Finance Corp. I ("GTRFC"), Lehman Commercial Paper, Inc. ("LCPI") and Lehman Brothers, Inc. ("LB" and, together with LCPI and their respective affiliates, "Lehman").

          WHEREAS, Lehman, GTFC and GTRFC are parties to (a) the Second Amended and Restated Master Repurchase Agreement, dated as of January 30, 2002 (as amended or modified, the "Warehouse Agreement"), between GTFC and LCPI, (b) the Master Repurchase Agreement (as amended or modified, the "Master Agreement") and Annex to Master Repurchase Agreement Supplemental Terms and Conditions (as amended or modified, the "Supplement", and, together with the Master Agreement, the "Residual Agreement"), each dated as of September 29, 1999, between GTRFC and LB and (c) the Asset Assignment Agreement, dated as of February 13, 1998 (as amended or modified, the "Assignment Agreement" and, together with the Residual Agreement, the "Residual Facility Agreements" and, together with the Warehouse Agreement, the "Subject Agreements"), between GTRFC and LB; and

          WHEREAS, (i) the Company has guaranteed all, or a portion of the obligations of GTFC and GTRFC under the Subject Agreements pursuant to that certain Amended and Restated Limited Guaranty dated as of January 30, 2002 (the "Limited Guaranty") and that certain Guaranty Agreement dated as of February 13, 1998 (the "Residual Guaranty" and, together with the Limited Guaranty, the "Guaranty Agreements") and (ii) CIHC Incorporated ("CIHC") has guaranteed, in an amount not to exceed $125,000,000, all of the obligations of GTFC and GTRFC under the Subject Agreements pursuant to that certain Guaranty and Subordination Agreement dated as of September 22, 2002 (as amended, the "CIHC Guaranty") by and among CHIC, Conseco, Inc., LB, Lehman Brothers Holdings Inc., Lehman ALI Inc. and LCPI;

          WHEREAS, under each of the Subject Agreements Lehman has the right to require additional collateral pursuant to the terms thereof;

          WHEREAS, the Company, GTFG and GTRFC have requested that Lehman, for a period through the date that is 60 days after the date hereof (i) agree , not to "mark to market" any of the assets under the Residual Facility Agreements or
(ii) declare or exercise any rights arising from any present event of default under any of the Subject Agreements which event of default is presently known to Lehman;

          WHEREAS, Lehman, the Company, GTFC and GTRFC have agreed to amend and modify the Assignment Agreement and the Warehouse Agreement pursuant to the amendments attached as Exhibit A hereto (collectively, the "Amendments") being executed on the date hereof;

          WHEREAS, Lehman, the Company, GTFC and GTRFC executed an Amendment and Forbearance Agreement, dated September 30, 2002 (the "Amendment and Forbearance Agreement"); and

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          WHEREAS, Lehman, the Company, GTFC and GTRFC want to amend and restate the Amendment and Forbearance Agreement in its entirety.

          NOW, THEREFORE, in consideration of the foregoing, and. other consideration, the receipt and sufficiency of which is hereby acknowledged, Lehman, the Company, GTFC and GTRFC hereby agree as follows:

          1. Amendment and Restatement. Subject to Section 5 below, the Amendment and Forbearance Agreement is amended and restated in its entirety by this Forbearance Agreement.

          2. Standstill and Forbearance. Subject to Section 5 below and subject to the occurrence of a Termination Event (as defined below), Lehman hereby agrees that, during the Forbearance Period (as defined below), Lehman shall refrain from doing any of the following (each, a "Forbearance Action"): (i) declaring or exercising any rights arising from any Event of Default under and as defined in any of the Subject Agreements which Event of Default is presently and actually known to Lehman on the date hereof or is caused by the execution of the Forbearance Agreement, (ii}making any margin call with respect to the margin deficit that currently exists under the Residual Facility Agreements, (iii) any further marking to market of the assets under the Residual Facility Agreements and (iv) declaring or exercising the rights arising from any Event of Default under and as defined in any of the Subject Agreements with respect to any financial covenants contained in Section 7(k)(i), (ii), (iii), (iv) and (vi) of the Assignment Agreement, Section 12(k)(i), (ii), (iii), (iv) and (vi) of the Master Agreement and clause (k)(i), (ii), (iii), (iv) and (vi) of the paragraph entitled "Additional Covenants of Seller" in the Residual Agreement, provided, however, with respect to the Liquidity financial covenant in the Residual Agreement, Lehman reserves its right to increase the Pricing Rate (as defined in the Residual Agreement) pursuant to paragraph 4 to that certain Amendment to Master Repurchase Agreement (LBI) dated as of April 30, 2002 by and between LB and GTRFC. As used herein, the term "Forbearance Period" means the period from September 30, 2002 through the earlier of (i) 60 days thereafter and (ii) the date on which Lehman notifies the Company, GTFC or GTRFC that an Event of Default under any of the Subject Agreements has occurred (other than an Event of Default referenced in clause (i) above).

          3. Covenants.

          (a) The Company shall not make any dividend, payments of any kind or distributions to its parent or any affiliates.

          (b) The Company or GTFC shall deliver all Unencumbered Asset Records (as defined below) that constitute Sold Assets (as defined below) to Lehman or its designee (i) upon the execution of this Forbearance Agreement, with respect to Unencumbered Assets (as defined below) that constitute Sold Assets (as defined below) held by the Company or GTFC on the date hereof and (ii) promptly upon receipt thereof, with respect to Unencumbered Asset Records related to Unencumbered Assets that constitute Sold Assets (as defined below) acquired after the date hereof; provided that, for the avoidance of doubt, to the extent that such Unencumbered Asset Records constitute instruments, chattel paper or certificated securities under the UCC, the Company or GTFC shall deliver the original executed copies of such Unencumbered Asset Records to Lehman. Furthermore, the Company and GTFC shall deliver to Lehman on the date

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hereof an electronic schedule setting forth the Unencumbered Assets of the
Company and GTFC and on a weekly basis thereafter an updated electronic schedule of such assets.

          (c) During the Forbearance Period, each of the Company, GTRFC and GTFC shall not, without the prior written consent of Lehman, exercise any consent, voting or waiver rights under (i) any document pursuant to which any assets pledged, assigned, transferred or conveyed under the Residual Facility Agreements have been issued including, but not limited to, any Trust Agreement (as defined in each of the Residual Facility Agreements) or (ii) any other document related-to such assets or the Securitization Trusts (as defined in each of the Residual-Facility Agreements) including, but not limited to, any Related Document (as defined in each of the Residual Facility Agreements).

          (d) The Company and GTFC shall enter into an account control agreement with respect to the deposit account referred to in Section 4(a} below with Lehman and U.S. Bank in form and substance satisfactory to Lehman in its sole and absolute discretion sufficient to provide Lehman with "control" (within the meaning of Section 9-104 of the UCC) over such deposit account.

          (e) During the Forbearance Period, with respect to Net Cash Proceeds aggregating in excess of 525,000,000, the Company shall remit, or shall cause to ,be remitted, to Lehman (i) 100% of the Net Cash Proceeds aggregating in excess of $60,000,000 and (ii) that portion of the Net Cash Proceeds aggregating in excess of $25,000,000 but less than $60,000,000 equal to (A) on each day from and including the date hereof to and including October 31, 2002, the excess, if any, of the Liquidity Value on such day over 560,000,000 and (B) on each day from and including November 1, 2002 to and including the date on which the Forbearance Period ends, the excess, if any, of the Liquidity Value on such day over $40,000,000. All cash shall be remitted to Lehman pursuant to this clause
(e) on the business day following. receipt thereof and shall be applied upon receipt by Lehman to pay down amounts outstanding under the Subject Agreements as Lehman elects. The Company may retain all Net Cash Proceeds not otherwise required to be remitted to Lehman pursuant to this clause (e). The Company shall provide Lehman with (i) a daily schedule setting forth the Liquidity Value as of such day and (ii) a weekly report detailing the sales of assets of the Company, GTFC and GTRFC not otherwise pledged or assigned to Lehman and the amount of proceeds generated from such sales. For purposes of this clause (e) the following definitions shall apply:

               "Net Cash Proceeds" means (i) all cash proceeds received by the Company, GTFC or GTRFC from the sale of any assets of the Company, GTFC or GTRFC that are not otherwise pledged or assigned to Lehman after the repayment in full of any indebtedness secured by such asset as of the date hereof and (ii) all dividends and distributions of or on paid in capital from the Company's subsidiaries and affiliates (including, but not limited to, Mill Creek Bank).

               "Liquidity Value" means, on any date, an amount equal to the sum of (i) all Unrestricted Cash (as defined in the Subject Agreements),
          (ii) Cash Equivalents (as defined in the Subject Agreements), (iii) the aggregate amount available to be drawn under the Warehouse Agreement calculated on the basis of the principal value of the eligible excess collateral pledged to LCPI thereunder

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          multiplied by the percentage used to determine the Purchase Price pursuant to __ Warehouse Agreement with respect to such collateral and
          (iv) the undrawn borrowing capacity under the swing line facility provided pursuant to that certain Credit Agreement dated as of December 27, 2000, as amended, by and between the Company and U.S. Bank National Association as set forth on the daily schedule required to be delivered by the Company to Lehman pursuant. to this Section 3
          (e).

          4. Termination Events. Upon the occurrence of any of the following events (each a "Termination Event"):

               (a) On October 11,2002, GTFC and the-Guarantor have not yet implemented a cash management system with respect to the "Eligible Assets" purchased by LCPI under the Warehouse Agreement (which shall' provide for a daily sweep of proceeds therefrom into a new deposit account established by GTFC at U.S. Bank) satisfactory to the LCPI in its sole and absolute discretion;

               (b) U.S. Bank shall declare that an "Event of Default" has occurred under its financing agreement with the Company (as amended through the date hereof) or that the Company is otherwise prohibited from obtaining. extensions of credit thereunder; or

               (c) The Company, GTFC or GTRFG shall fail to Comply with any covenants (subject to any applicable notice and cure rights and any materiality threshold contained therein) in any of the Subject Agreements or the Amendments except as otherwise provided herein or in the Amendments;

then the forbearance set forth in Section 1 hereof shall automatically terminate and an Event of Default or Event of Termination, as appropriate, shall be deemed to have occurred under each of the Subject Agreements.

          5. CICH Guaranty. CICH hereby acknowledges, agrees, ratifies and affirms all of CIHC's obligations under the CIHC Guaranty and that the CIHC Guaranty remains in full force and effect in accordance with its terms upon the execution of the Amendments.

          6. Transfers.

          (a) For value received, the Company hereby transfers, assigns and conveys to GTRFC all of its right, title and interest in and to, and right to receive (in each case, whether now existing or hereafter acquired), any and all servicing, sub-servicing and other fees due or to become due to the Company (other than such fees that have been previously transferred to Lehman pursuant to the Residual Facility Agreements) under, or . proceeds realized by the Company from any transfer, sale or assignment of the servicing. . rights or sub-servicing rights of the Company under, the contracts listed on Exhibit B hereto or any future servicing or sub-servicing agreement (in each case, whether now existing or hereafter acquired) (the "Transferred Proceeds").

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

          (b) For value received, GTRFC hereby transfers, assigns and conveys to LB all of its right, title and interest in and to the Transferred Proceeds, as "Additional Purchased Securities" under section 4(a) of the Residual Agreement. GTRFC shall ensure that all Transferred Proceeds are deposited by the payor thereof (whether the Trustee under the securitization or otherwise) directly into the deposit account at US. Bank referred to in Section 4(a) above which shall be under the "control" (within the meaning of the Section 9-104 of the UCC) of-Lehman; provided, however, .that during the Forbearance Period and thereafter until Lehman notifies the Company, GTFC or GTRFC of the occurrence of an Event of Default (other than an Event of Default referred to in Section 2(i) above) under any of the Subject Agreements, GTRFC or GTFC may at any time and from time to time prior to the delivery of any instructions by Lehman to U.S. Bank to the contrary withdraw from such deposit account any and all Transferred Proceeds constituting servicing, sub-servicing or other fees (but .not any other Transferred Proceeds) deposited as described above. In addition, to the extent that any rights to the Transferred Proceeds, or any other servicing rights of the Company (including with respect to the servicing platform) are sold, transferred, assigned or otherwise directly or . indirectly conveyed to any party (other than GTRFC or LB hereunder or under any of the Subject Agreements), any proceeds of such sale, transfer, assignment or conveyance shall be paid directly to Lehman to pay down the Subject Agreement as Lehman may elect. GTRFC and Lehman intend that the foregoing shall constitute a sale to Lehman: of the . Transferred Proceeds and not a loan from Lehman secured by the Transferred Proceeds. However, in order to preserve Lehman's rights hereunder and under the Residual Agreement in the event that a court or other forum recharacterizes such transfer as a loan and security. GTRFC hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Lehman, a lien upon and security interest in all of its right, title and interest in, to and' under the Transferred Proceeds.

          (c) For value received, the Company hereby transfers, assigns and conveys to GTFC all of its right, title and interest in the Company's Unencumbered Assets, including, without limitation, the Unencumbered Assets set forth on the electronic schedule required to be delivered to Lehman pursuant to
Section 3(b) hereof (the Unencumbered Assets of the Company as so transferred to GTFC referred to herein as the "Transferred Unencumbered Assets"). For purposes of the Forbearance Agreement, the following definition shall apply:

               "Unencumbered Assets" means, with respect to any Person, (i) all loans and other rights to payment and all other assets (other than servicing rights and servicing platform assets, rights to collect payment as reimbursement of servicing advances and any Net Cash Proceeds (as defined in Section 3(e) whether now existing or hereafter acquired, and whether classified under the UCC as accounts, chattel paper. general intangibles or otherwise including. but not limited to. all home improvement loans. home equity loans, manufactured housing loans, manufactured housing contracts and credit card receivables held by such Person and which on the date hereof. or with respect to after acquired property on the date such Person acquires rights therein, have not otherwise been sold, transferred, assigned. conveyed or pledged to a third party or otherwise transferred by such Person pursuant hereto or pursuant to any of the Subject Agreements. (ii) any instruments, chattel paper or other writing or records representing or evidencing such loans and other rights to payment and other assets (collectively, the "Unencumbered Asset Records") and (iii) all amounts due in.

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

          connection therewith and all payment made thereon or other proceeds (as defined in the UCC) thereof (collectively, the "Unencumbered Asset Proceeds").

          (d) For value received, GTFC hereby transfers, assigns and conveys to LCPI all of its right, title and interest in and to (i) the Transferred Unencumbered Assets and (ii) GTFC's Unencumbered Assets, as "Additional Eligible Assets" 'under Section 4(a) of the Warehouse Facility (the assets described in subclause (i) and (ii) of this clause (d) collectively, the "Sold Assets") and shall treat such Sold Assets as Additional Eligible Assets and Purchased Eligible Assets for all purposes under the Warehouse Facility including, but not limited to, Sections 5, 6 and 7 thereunder; provided that, to the extent that any rights to the Sold Assets are sold, transferred, assigned or otherwise directly or indirectly conveyed to any party (other than GTFC or LCPI hereunder or under any of the Subject Agreements), any proceeds of such sale. transfer. assignment or conveyance shall be paid directly to Lehman to pay down amounts under the Subject Agreements as Lehman may elect. In addition, Lehman agrees that it will consider, in its sole and absolute discretion, permitting the Company, GTFC or GTRFC, as applicable. to retain a portion of the proceeds of any such assets otherwise required to be remitted to Lehman hereunder. GTFC and Lehman intend that the foregoing shall constitute a sale to Lehman of the Sold Assets and not a loan from Lehman secured by the Sold Assets. However, in order to preserve Lehman's rights hereunder and under the Warehouse Facility in the event that a court or other forum recharacterizes such transfer as a loan and security, GTFC hereby grants. assigns, conveys, mortgages. pledges. hypothecates and transfers to Lehman, a lien upon and security interest in all of its right, title and interest in, to and under the Sold Assets.


                            [Signature Page Follows]

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


          IN WITNESS WHEREOF, the parties have executed this Amended and Restated Forbearance Agreement as of the date set forth above.

CONSECO FINANCE CORP.


By: /s/ Cheryl A. Collins
   --------------------------------------------------
Name:   Cheryl A. Collins
Title:  Vice President and Assistant Treasurer


GREEN TREE FINANCE CORP. - FIVE


By: /s/ Cheryl A. Collins
   --------------------------------------------------
Name:   Cheryl A. Collins
Title:  Vice President and Assistant Treasurer


GREEN TREE RESIDUAL FINANCE CORP. I


By: /s/ Cheryl A. Collins
   --------------------------------------------------
Name:   Cheryl A. Collins
Title:  Vice President and Assistant Treasurer


LEHMAN COMMERCIAL PAPER, INC.


By: /s/ Vincent Primiano
   --------------------------------------------------
Name:   Vincent Primiano
Title:  Vice President


LEHMAN BROTHERS, INC.


By: /s/ Vincent Primiano
   --------------------------------------------------
Name:   Vincent Primiano
Title:  Vice President





         [Signature Page to Amended and Restated Forbearance Agreement]

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ACKNOWLEDGED, CONSENTED AND AGREED TO:


CHIC, INCORPORATED



By: /s/ William T. Devanney, Jr.
   --------------------------------------------------
Name:   William T. Devanney, Jr.
Title:  Senior Vice President

































         [Acknowledgment to Amended and Restated Forbearance Agreement]

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